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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, DC   20549


                                FORM S-3/A1
          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                     GOLDEN TRIANGLE INDUSTRIES, INC.
          (Exact name of registrant as specified in its charter)

        Colorado                                               25-1302097
(State or other jurisdiction of                              (IRS Employer
incorporation or organization)                                 ID Number)

      6314 Aspen Cove Ct., Sugar Land, Texas   77479, (281) 565-7300
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

Approximate date of commencement of proposed sale:   March 31, 1999

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

                      CALCULATION OF REGISTRATION FEE

                                     Proposed    Proposed
      Title of                       Maximum     Maximum
     Each Class                      Offering  Aggregate     Amount of
    of Securities     Amount to    Price Per    Offering   Registration
  to be Registered   be Registered   Unit        Price          Fee

Warrants to Pur-        300,000       (1)         (1)          (1)
chase Common Stock

Common Stock            300,000      $5.00      1,500,000    $442.50
Par Value $.001

(1) The Warrants will be issued to existing common shareholders at no cost to the shareholders.
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                           CROSS REFERENCE SHEET

                                                          HEADING OR
                     ITEM NUMBER AND CAPTION       LOCATION IN PROSPECTUS

    PART I
1.   Forepart of Registration               Facing Page of Registra-
     Statement and Outside Front            tion Statement and Cover
     Cover Page of Prospectus               Page of Prospectus

2.   Inside Front Cover and                 Inside Front Cover of
     Outside Cover Page of                  Prospectus and Outside
     Prospectus                             Cover Page of Prospectus

3.   Risk Factors and Description           Risk Factors, page 3,
     Of Warrant Exercise                    Description of the Warrant
     Exercise, page 5

4.   Use of Proceeds                        Use of Proceeds, page 7

5.   Determination of Offering              Purchase Price, page 6
     Price

6.   Dilution                               Dilution, page 8

7.   Selling Security Holders               NOT APPLICABLE

8.   Plan of Distribution                   Distribution of Warrants,
                                            page 8


9.   Description of Securities              NOT APPLICABLE

10.  Interest of Named Experts              NOT APPLICABLE
     and Counsel

11.  Material Changes                       NOT APPLICABLE

12.  Incorporation by Reference             Incorporation by Reference
                                            page 4

13.  Disclosure of Commission               Indemnification, page 8
     Position on Indemnification

    PART II
14.  Other Expenses of Issuance             page i
     and Distribution

15.  Indemnification of Directors           page i
     and Officers

16.  Exhibits                               page iii

17.  Undertakings                           page iii

     Signatures                             page v

     Index to Exhibits                      page vi

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                     GOLDEN TRIANGLE INDUSTRIES, INC.

                         DISTRIBUTION OF WARRANTS
              ENTITLING SHAREHOLDERS TO PURCHASE COMMON STOCK


Golden Triangle Industries, Inc. is distributing warrants to its existing common shareholders. Each common shareholder will receive 1 warrant for every 2 shares of common stock owned as of March 31, 1999. Each 1 warrant will entitle the shareholder to purchase 1 common share at the set price of $5.00 per share anytime during the 90-day exercise period from March 31, 1999 through June 28, 1999. Any warrants not exercised to purchase common stock by June 28, 1999 will expire.

The common stock is listed on the NASDAQ Market Small Capital Issues and trades under the NASDAQ symbol GTII.

An investment in the securities being offered involves significant risks. See Risk Factors on page 3.

You should rely only on the information contained in this document or that we have referred to you. We have not authorized anyone to give you information that is different. We are not making this offering in any jurisdiction to any person to whom making the offer is unlawful. Neither the delivery of this prospectus nor any sale made through this prospectus will create an implication that there has been no change in the affairs of Golden Triangle since the date of the prospectus, or that the information in this prospectus is correct as of any time after the date of this prospectus or the date of filing of any documents incorporated by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The principal executive offices of Golden Triangle are located at 6314 Aspen Cove Ct., Sugar Land, Texas 77479, telephone (281) 565-7300, fax
(281) 565-7301.  The mailing address is P. O. Box 17029, Sugar Land, Texas
77496.

              The date of this Prospectus is March 31, 1999.
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                             TABLE OF CONTENTS

RISK FACTORS                                                       3
AVAILABLE INFORMATION                                              4
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE                    4
DESCRIPTION OF THE WARRANT EXERCISE                                5
    Purpose of the Warrants                                        5
    Administration and Interpretation                              5
    Eligibility                                                    6
    Number of Shares Offered                                       6
    Purchase Price                                                 6
    Purchases                                                      6
    Certificates                                                   6
    Reports                                                        6
    Change or Termination                                          6
    Limitation of Liability                                        7
    Federal Income Tax Consequences                                7
    Advantages and Disadvantages                                   7
USE OF PROCEEDS                                                    7
DILUTION                                                           8
DISTRIBUTION OF WARRANTS                                           8
INDEMNIFICATION                                                    8
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                                  PART I
                               RISK FACTORS

Fluctuations of Oil and Gas Prices

The rise and fall of the market price of oil and gas determines the amount of revenues received by Golden Triangle through its royalty and overriding royalty interests and through its oil field services. When oil and gas prices go down, oil companies are less active and do not require our services as much. The decline of oil and gas prices could adversely affect Golden Triangle's revenues and profitability.

Mechanical Problems with Disposal Wells

If mechanical problems occur with disposal wells or other equipment, we would be required to incur additional expense to correct the problems.

Dependence on a Customer

Golden Triangle's oil field services and rental revenues are derived largely from one customer. Business with this customer represented 43% of our total revenues during the first nine months of 1998. Collections of accounts receivable from this customer are sometimes slow, but we have not experienced any problems in ultimately collecting the receivables. Should this customer become unable to pay its bills, Golden Triangle's related assets and earnings would be adversely impacted.

Governmental Regulations and Securities Compliance Can Cause Changes in Financial Condition

Governmental laws and regulations governing the petroleum industry are very complex, particularly as they relate to the pricing, marketing and taxation of oil and gas production and to factors affecting the environment.
Changes in these laws could have an adverse impact on Golden Triangle by reducing revenues received from the business. Federal securities laws also impose periodic reporting and many requirements upon all publicly traded companies. Material changes in these laws may require us to incur additional legal and accounting expenses to comply with the changes.

Shares May Not Increase in Value

Golden Triangle has maintained an actively traded market. However, we can give no assurances that the market for the shares will improve. The price of the shares has fluctuated significantly during the past two years. Golden Triangle cannot assure a profit or protect against a loss on shares purchased through the exercise of the warrants.

Reliance on Management

Golden Triangle is highly dependent on its Chief Executive Officer, Kenneth Owens. The unexpected loss of the services of Kenneth Owens could have a detrimental effect on Golden Triangle.

Authorization of Preferred Stock Can Affect Common Shareholders

Golden Triangle's Articles of Incorporation authorize the issuance of up to 1,000,000 shares of preferred stock with such rights and preferences as may be determined by the Board of Directors. Accordingly, the Board may, without shareholder approval, issue preferred stock with dividend, liquidation, conversion, voting or other rights that could affect the rights of the holders of the common stock. As of the date of this prospectus, 3,374 class A preferred shares are issued and 52,833 class B preferred shares are issued.

                           AVAILABLE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You can read and copy these reports at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549, and at the SEC's regional offices at Northwestern Atrium Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661 and at 7 World Trade Center, 13th Floor, New York, New York 10048. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a web site containing reports, proxy and information statements filed electronically (http://www.sec.gov). The common shares are traded on NASDAQ, and you may inspect reports and other information concerning Golden Triangle at the offices of the National Association of Securities Dealers, Inc., 1735 K Street N.W., Washington, DC 20006.

This prospectus is a part of a registration statement filed by Golden Triangle with the SEC. As permitted by the rules and regulations of the SEC, this prospectus omits certain information contained in the registration statement, and you may refer to the registration statement for further information about Golden Triangle and the shares of common stock registered under the registration statement. Any statements contained in this prospectus concerning the provisions of any document filed as an exhibit to the registration statement or otherwise filed with the SEC are not necessarily complete, and in each instance you should refer to the document filed. Each such statement is made clear by such reference.

              INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered a part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information.

Golden Triangle has filed the following documents with the SEC. The documents are incorporated by reference into and made a part of this prospectus.

(1) Form 10-K for the year ended December 31, 1997.
(2) Form 10-Q for the quarter ended March 31, 1998.
(3) Form 10-Q for the quarter ended June 30, 1998.
(4) Form 10-Q for the quarter ended September 30, 1998.

For a description of the common stock see Item 5. Market for Registrant's Common Equity and Related Stockholder Matters in the Form 10-K for the year ended December 31, 1997 which is incorporated by reference into this prospectus.

All documents subsequently filed with the SEC before the termination of the offering of common stock made by this prospectus will be deemed to be incorporated by reference and made a part of this prospectus from the date of filing of such documents.

We agree to provide to you, at no charge, on your written or oral request, a copy of any or all documents incorporated by reference that we have filed with the SEC. Requests for these documents should be directed to Golden Triangle at P. O. Box 17029, Sugar Land, Texas 77496.

                    DESCRIPTION OF THE WARRANT EXERCISE

Purpose of the Warrants

The primary purpose of the warrants is to provide existing holders of record of Golden Triangle's common stock a way to increase their holdings through purchases from Golden Triangle without brokerage fees and at a below-market price. In addition, purchases of common stock directly from Golden Triangle pursuant to the warrant exercise will provide Golden Triangle with additional capital for general corporate purposes.

Administration and Interpretation

Golden Triangle, as the agent, will administer the warrant exercise or we may designate a successor agent. The agent acts as agent for the holders who exercise warrants, keeps records of shareholders' accounts and performs other duties relating to the warrant exercise. Communications with the agent should be directed as follows:

    Golden Triangle Industries, Inc.
    Transfer Agent Department
    104 Fossil Court
    Springtown, Texas   76082
    (800) 940-4484

Golden Triangle has the right to establish procedures for administration of the warrant exercise and to interpret the exercise of the warrants. Its interpretation will be final, conclusive and binding.

Eligibility

To be eligible to participate in the warrant exercise, a shareholder must have been a shareholder of record of Golden Triangle on March 31, 1999, the date of the issuance of the warrants. Officers, directors and employees of Golden Triangle are not eligible to participate.

Number of Shares Offered

As of the date of this prospectus, 300,000 shares of common stock were registered with the SEC for sale by Golden Triangle pursuant to the warrant exercise.

Each common shareholder will receive 1 warrant for every 2 shares of common stock owned as of March 31, 1999, with each 1 warrant entitling the shareholder to purchase 1 common share.

Purchase Price

The warrant exercise provides that the common shares offered will be newly issued common shares acquired directly from Golden Triangle. Under the warrant exercise, the Board of Directors has set the purchase price for newly issued shares at $5.00 per share.

Purchases

You may make purchases under the warrant exercise as soon as practicable following the date of issuance of the warrants, but in no event later than June 28, 1999, which is 90 days after the date of issuance of the warrants.

To exercise the warrants to make a stock purchase, follow the instructions on your enclosed warrant certificate.

Certificates

We will issue certificates for share purchases and send them to those persons exercising warrants.

Reports

Shareholders will receive copies of all communications sent to holders of common stock. We will address all such information to the shareholders to the latest address of record; therefore, it is important that you promptly notify the agent of any change of address.

Change or Termination

Golden Triangle reserves the right to amend, modify, suspend or terminate the warrant exercise anytime. We will notify warrant holders in writing of any material changes in the exercise. We may amend or supplement the terms and conditions of the warrant exercise.

Limitation of Liability

The warrants provide that Golden Triangle will not be liable for any act done in good faith, or for the good faith omission to act in connection with the warrant exercise, including, without limitation, any claims of liability or with respect to any loss or fluctuation in the market value after the purchase of such shares.

Federal Income Tax Consequences

The following discussion relates to the material federal income tax consequences of participation in the warrant exercise. The effect of such tax consequences upon you will depend upon your individual circumstances which, together with the state and local tax consequences of participation, should be discussed with your tax advisor to determine the tax considerations related to the purchase of shares of common stock under the warrant exercise.

You will be required to include in income for federal income tax purposes amounts invested in common stock under the warrant exercise and all shares of common stock credited to your account under the warrant exercise. Your tax basis for shares of common stock purchased pursuant to the warrant exercise will be equal to the cost of such shares. You will not realize any taxable income when you receive certificates for whole shares under the warrant exercise. Gain or loss will be realized only when you sell the shares.

                       ADVANTAGES AND DISADVANTAGES

The primary advantages of the Warrant Exercise are:
    We will charge no brokerage commissions or service charges to the shareholder.

    There will be an opportunity to buy shares at a discount if the market price of the shares is above the exercise price of $5.00 per share.

The primary disadvantages of the Warrant Exercise are:

    Shareholders will be limited in the number of common shares they can purchase (1 share for every 2 shares held as of the date of the issuance of the warrants).

    The warrant exercise price, set at $5.00 per share at the time of issuance of the warrants, may or may not be economically attractive.

Golden Triangle cannot assure a profit or protect against a loss on shares purchased under the warrant exercise.

                              USE OF PROCEEDS

Shareholders will be entitled to exercise their warrants to purchase newly issued common stock from Golden Triangle. Since it is impossible to predict in advance how many common shares the shareholders will purchase, we do not know the amount of proceeds to Golden Triangle at this time. We will use all proceeds from the sale of common stock for general corporate purposes of Golden Triangle.

                                 DILUTION

It is impossible to determine how many of the 300,000 warrants will be exercised to purchase common shares. If the maximum number of 300,000 common shares were issued the following would apply: The net tangible book value of Golden Triangle's outstanding shares of common stock was $11.78 per share as of the most recent financial statements. Without taking into account any changes in net tangible book value after that date, and giving effect to the sale of 300,000 shares of common stock at $5.00 per share, less estimated expenses of this offering of $12,000, the pro forma net tangible book value of Golden Triangle would be $9.51 per share, a change of $2.27 per share in net tangible book value to the current shareholders.

Dilution per share represents the difference between the price to be paid by the new purchasers and the pro forma net tangible book value per share immediately following the offering. Since the purchasers will be paying only $5.00 per share for the shares, and the net tangible book value will be $9.51 per share, there is no dilution to the new purchasers. In fact, there is an increase of $4.51 per share to the purchaser, rather than a decrease.

                         DISTRIBUTION OF WARRANTS

We will use no underwriters or brokers in the distribution of warrants. Golden Triangle will pay all costs and expenses, estimated at $12,000, associated with the issuance and distribution of the warrants. Golden Triangle will issue and mail the warrants to existing common shareholders when the registration statement is made effective. You may then exercise the warrants to purchase common stock anytime during the 90-day exercise period. Upon exercise of warrants, we will process the exercise and mail a common stock certificate to you.

                              INDEMNIFICATION

Article VII of Golden Triangle's Articles of Incorporation provides as follows:

    The Corporation shall indemnify, to the full extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the Corporation against any claim, liability or expense arising against or incurred by such person as a result of actions reasonably taken by him at the direction of the Corporation. The Corporation shall further have the authority, to the full extent permitted by law, to indemnify its directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by them in all other circumstances and to maintain insurance providing such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
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                                  PART II

                INFORMATION NOT REQUIRED IN THE PROSPECTUS

                OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Golden Triangle estimates the cost of issuing and distributing the warrants to shareholders at $12,000.

    Legal and accounting                                 $ 4,200
    Paper, printing, postage and mailing                   7,400
    Miscellaneous                                            400
    TOTAL                                                $12,000

In addition, there will be some costs involved in distributing the common stock to the shareholders who exercise warrants to purchase common stock. Predicting these expenses is not possible since it is not known how many shareholders will exercise warrants to purchase common stock.

                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Colorado Business Corporation Act ("CBCA") provides for the indemnification of the registrant's directors, officers, employees, fiduciaries and agents against liabilities which they may incur in such capacities. We provide a summary of the circumstances in which such indemnification is allowable below, but that description is qualified completely by reference to the relevant section of the CBCA.

In general, the CBCA provides that any director may be indemnified, by providing advances or reimbursements against liabilities (including the obligation to pay a judgment, settlement, penalty, fine or reasonable expense), incurred in a proceeding (including any civil, criminal or investigative proceeding whether threatened, pending or completed) to which the director was made a party because he is or was a director, except that, if the proceeding is brought by or in the right of the registrant, indemnification is permitted only with respect to reasonable expenses incurred in connection with the proceeding. The CBCA prohibits indemnification of a director in connection with a proceeding brought by or in the right of the registrant in which a director is adjudged liable to the registrant, or in connection with any proceeding charging improper personal benefit to the director in which the director is adjudged liable for receipt of an improper personal benefit.

Indemnity may be provided if the director's actions resulting in the liability: (1) were taken in good faith; (2) were reasonably believed to have been in the registrant's best interest with respect to actions taken in the director's official capacity; (3) were reasonably believed not to be opposed to the registrant's best interest with respect to actions other than those taken in the director's official capacity; and (4) with respect to any criminal action, the director had no reasonable cause to believe his or her conduct was unlawful.

Indemnification may be awarded only after the applicable standard of conduct has been met by the director to be indemnified as determined by:(1) a majority vote of a quorum of the Board of Directors or, if a quorum cannot be obtained, by a committee consisting of directors not parties to the proceeding; (2) by independent legal counsel selected by the Board of Directors; or (3) by the shareholders.

The CBCA further provides that unless limited by the registrant's articles of incorporation, a director or officer who is wholly successful, on the merits or otherwise, in defense of any proceeding to which he was a party, is entitled to receive indemnification against reasonable expenses, including attorney's fees, incurred in connection with the proceeding. The registrant's amended articles of incorporation do not limit these provisions.

The registrant may indemnify or advance expenses to an officer, employee, fiduciary or agent who is not a director to a greater extent than permitted for indemnification of directors, if consistent with law and if provided for by its articles of incorporation, bylaws, resolution of its shareholders or directors or in a contract. The provision of indemnification to persons other than directors is subject to such limitations as may be imposed on general public policy grounds.

Unless limited by the registrant's articles of incorporation, upon petition by a director or officer, a court may order the registrant to indemnify such director or officer against liabilities arising in connection with any proceeding. A court may order the registrant to provide such indemnification, whether or not he was entitled to indemnification by the registrant. To order indemnification, the court must determine that the director or officer is fairly and reasonably entitled to indemnification considering the circumstances. With respect to liability incurred by a director or officer, or in any proceeding where liability results on the basis that a personal benefit was received improperly, a court may only require that the director or officer be indemnified as to reasonable expenses incurred. The registrant's amended articles of incorporation do not limit these provisions.

The CBCA specifies that any provisions for indemnification or advances expenses to directors which may be contained in the registrant's articles of incorporation, bylaws, resolutions of its shareholders or directors, or in a contract (except insurance policies) will be valid only to the extent such provisions are consistent with the CBCA and any limitations upon indemnification set forth in the articles of incorporation.

The CBCA also grants the power to the registrant to purchase and maintain insurance policies which protect any director, officer, employee, fiduciary or agent against any liability asserted against or incurred by them in such capacity arising out of their status as such. Such policies may provide for indemnification whether or not the corporation would otherwise have the power to provide for it. The registrant has obtained no such policies.

Article VII of the registrant's Articles of Incorporation provides as follows:

"The Corporation shall indemnify, to the full extent permitted by law, any person who is or was a director, officer, agent, fiduciary or employee of the Corporation against any claim, liability or expense arising against or incurred by such person as a result of actions reasonably taken by him at the direction of the Corporation. The Corporation shall further have the authority, to the full extent permitted by law, to indemnify its directors, officers, agents, fiduciaries and employees against any claim, liability or expense arising against or incurred by them in all other circumstances and to maintain insurance providing such indemnification."

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the foregoing provisions or otherwise, the registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 EXHIBITS

We have included copies of the following documents as exhibits to this registration statement:

Exhibit 5.1   -   Opinion of Counsel of Howard B. Siegel, Attorney-at-Law
Exhibit 20.1  -   Certificate for Common Stock Purchase Warrants
Exhibit 23.1  -   Consent of Independent Certified Public Accountant - BDO
                  Seidman, LLP
Exhibit 23.2  -   Consent of Independent Certified Public Accountant -
                  Robert Early & Co., P.C.

                               UNDERTAKINGS

The undersigned registrant hereby undertakes to deliver or cause to be delivered with this prospectus, to each person to whom the prospectus is sent or given, the latest annual report on Form 10-K to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934, and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

The undersigned registrant undertakes to respond to requests for information incorporated by reference into the prospectus, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed after the effective date of the registration statement through the date of responding to the request.

The registrant undertakes that every prospectus (1) that is filed pursuant to paragraph 1 above or (2) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered. The offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The registrant undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement, including a prospectus, reflecting any facts or events arising after the effective date of the registration statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Sugar Land, State of Texas, on this the 17th day of March, 1999.


                                       GOLDEN TRIANGLE INDUSTRIES, INC.


                                        /s/ KENNETH OWENS
                                       Kenneth Owens, President

Pursuant to the requirements of the Securities Exchange Act of 1933, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

            SIGNATURES                                     DATE

 /s/ KENNETH OWENS                                     March 17, 1999
Kenneth Owens, Chairman of the Board
and President

 /s/ ROBERT EARLY                                       March 17, 1999
Robert Early, Chief Financial Officer,
Principal Accounting Officer

 /s/ HOWARD B. SIEGEL                                   March 17, 1999
Howard B. Siegel, Director

 /s/ KAREN LEE                                          March 17, 1999
Karen Lee, Director

 /s/ GLENN GAGNON                                       March 17, 1999
Glenn Gagnon, Director

 /s/ DAVID MCFARLANE                                   March 17, 1999
David McFarlane, Director

                             INDEX TO EXHIBITS

Exhibit 5.1   -  Opinion of Counsel of Howard B. Siegel, Attorney-at-Law
Exhibit 20.1  -  Certificate for Common Stock Purchase Warrants
Exhibit 23.1  -  Consent of Independent Certified Public Accountant - BDO
                 Seidman, LLP
Exhibit 23.2  -  Consent of Independent Certified Public Accountant -
                 Robert Early & Co., P.C.
>
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EXHIBIT 5.1

                             HOWARD B. SIEGEL
                              ATTORNEY AT LAW
                             P. O. BOX 940572
                          HOUSTON, TEXAS   77094
                               713-513-0152

March 15, 1999



Golden Triangle Industries, Inc.
P. O. Box 17029
Sugar Land, TX   77496-7029

Re: Registration Statement on Form S-3 - Common Stock issued upon exercise of warrants issued to existing shareholders

Gentlemen:

This opinion is submitted pursuant to the applicable rules of the Securities and Exchange Commission (the "Commission") with respect to the registration by Golden Triangle Industries, Inc. (the "Company"), of 300,000 shares of Common Stock, par value of $.001 per share (the "Common Stock") issued upon exercise of certain warrants (the "Warrants") issued to existing shareholders.

In my capacity as general counsel to the Company, I have examined the original, certified, conformed, photostat or other copies of the Company's Certificate of Incorporation (as amended), By-Laws and corporate resolutions provided to me by the Company. In all such examinations, I have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to me as conformed, photostat or other copies. In passing upon certain corporate records and the documents of the Company, I have necessarily assumed the correctness and completeness of the statements made or included therein by the Company, and I express no opinion thereon.

Based upon and in reliance of the foregoing, I am of the opinion that the Common Stock, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

I hereby consent to the use of this opinion in the Registration Statement on Form S-3 to be filed with the Commission.

Very truly yours,


 /s/ HOWARD B. SIEGEL
Howard B. Siegel
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EXHIBIT 20.1

                     GOLDEN TRIANGLE INDUSTRIES, INC.
           INCORPORATED UNDER THE LAWS OF THE STATE OF COLORADO


No. 99 -                                                 Common Stock
                                                         Purchase Warrants

              CERTIFICATE FOR COMMON STOCK PURCHASE WARRANTS

1.  Warrant.  This Warrant Certificate certifies that





(the "Registered Holder"), is the registered owner of the above indicated number of Warrants expiring on the Expiration Date, as hereinafter defined. The Registered Holder received one (1) Warrant for each two (2) shares of common stock owned as of March 31, 1999. In the case of fractional shares, the Registered Holder's shares were rounded up to the nearest whole Warrant. One (1) Warrant entitles the Registered Holder to purchase one
(1) share of the common stock, $.001 par value (a "Share"), of Golden Triangle Industries, Inc., a Colorado corporation, (the "Company"), from the Company at a purchase price of $5.00 (the "Exercise Price") at any time during the Exercise Period, as hereinafter defined, upon surrender of this Warrant Certificate accompanied by payment of the Exercise Price at the transfer agent office of the Company.

Upon due presentment for transfer of this Warrant Certificate at the transfer agent office of the Company, a new Warrant Certificate of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate, subject to the limitations provided herein, upon payment of any tax or governmental charge imposed in connection with such transfer. Subject to the terms hereof, the Company shall deliver Warrant Certificates in required whole number denominations to Registered Holders in connection with any transfer or exchange permitted hereunder.

2. Exercise. Subject to the terms hereof, the Warrants evidenced by this Warrant Certificate may be exercised at the Exercise Price in whole or in part at any time during the ninety (90) day Exercise Period (the "Exercise Period"), commencing on March 31, 1999, and terminating at the close of business at the location of the transfer agent office of the Company at 104 Fossil Court, Springtown, Texas 76082, on June 28, 1999 (the "Expiration Date"). The Exercise Period may also be extended by the Company's Board of Directors.

A Warrant shall be deemed to have been exercised immediately prior to the close of business on the date (the "Exercise Date") of the surrender to the Company at its stock transfer office of the Warrant Certificate accompanied by payment to the Company, in cash or by official bank or certified check, of an amount equal to the aggregate Exercise Price, in lawful money of the United States of America.

The person entitled to receive the Shares issuable upon exercise of a Warrant or Warrants ("Warrant Shares") shall be treated for all purposes as the holder of the Warrant Shares as of the close of business on the Exercise Date. If more than one (1) Warrant shall be exercised at one time by the same Registered Holder, the number of full Shares which shall be issuable on exercise thereof shall be computed on the basis of the aggregate number of full shares issuable on such exercise.

Promptly, and in any event within ten (10) business days after the Exercise Date, the Company shall cause to be issued and delivered to the person or persons entitled to receive the same, a certificate or certificates for the number of Warrant Shares deliverable on such exercise.

The Company may deem and treat the Registered Holder of the Warrants at any time as the absolute owner thereof for all purposes, and the Company shall not be affected by any notice to the contrary. The Warrants shall not entitle the Registered Holder thereof to any of the rights of shareholders or to any dividend declared on the Shares unless the Registered Holder shall have exercised the Warrants and thereby purchased the Warrant Shares prior to the record date for the determination of holders of Shares entitled to such dividend or other right.

3. Reservation of Shares and Payment of Taxes. The Company covenants that it will at all times reserve and have available from its authorized Common Stock such number of shares as shall then be issuable on the exercise of outstanding Warrants. The Company covenants that all Warrant Shares which shall be so issuable shall be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

The Registered Holder shall pay all documentary, stamp or similar taxes and other government charges that may be imposed with respect to the issuance, transfer or delivery of any Warrant Shares on exercise of the Warrants. In the event the Warrant Shares are to be delivered in the name other than the name of the Registered Holder of the Warrant Certificates, no such delivery shall be made unless the person requesting the same has paid the amount of any such taxes or charges incident thereto.

4. Registration or Transfer. The Warrant Certificates may be transferred in whole or in part, provided such transfer complies with all applicable federal and state securities laws and if requested by the Company, the Registered Holder delivers to the Company an opinion of counsel to that effect, in form and substance reasonably acceptable to the Company. Warrant Certificates to be transferred shall be surrendered to the Company at the stock transfer agent office. The Company shall execute, issue and deliver in exchange therefor the Warrant Certificate or Certificates which the Registered Holder making the transfer shall be entitled to receive.

The Company shall keep transfer books at its stock transfer office which shall register Warrant Certificates and the transfer thereof. On due presentment of any Warrant Certificate for registration or transfer at such office, the Company shall execute, issue and deliver to the transferee or transferees a new Warrant Certificate or Certificates representing an equal aggregate number of Warrants. All Warrant Certificates presented for transfer shall be duly endorsed (signature guaranteed) or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company.

All Warrant Certificates so surrendered, or surrendered for exercise, or for exchange in case of mutilated Warrant Certificates, shall be promptly canceled by the Company and thereafter retained by the Company until the Expiration Date. Prior to due presentment for registration of transfer thereof, the Company may treat the Registered Holder of any Warrant Certificate as the absolute owner thereof (notwithstanding any notations of ownership or writing thereon made by anyone other than the Company), and the Company shall not be affected by any notice to the contrary.

5. Loss or Mutilation. On receipt by the Company of evidence satisfactory as to the ownership of and the loss, theft, destruction or mutilation of this Warrant Certificate, the Company shall execute and deliver, in lieu thereof, a new Warrant Certificate representing an equal aggregate number of Warrants. In the case of loss, theft or destruction of any Warrant Certificate, the individual requesting issuance of a new Warrant Certificate shall be required to indemnify the Company in an amount satisfactory to the Company. In the event a Warrant Certificate is mutilated, such Certificate shall be surrendered and canceled by the Company prior to delivery of a new Warrant Certificate. Applicants for a new Warrant Certificate shall also comply with such other reasonable regulations as the Company may prescribe.

6. Adjustment of Shares. The number and kind of securities issuable upon exercise of a Warrant or to be delivered upon the redemption of Warrants hereunder shall be subject to adjustment from time to time upon the happening of certain events ("Adjustment Events"), as follows:

(a) If the Company shall, at any time prior to the complete exercise of the Warrants evidenced hereby, declare or pay to the holders of its outstanding Shares, a dividend payable in any kind of shares of stock or other securities of the Company, or in property, or otherwise than in cash, the Registered Holder upon thereafter exercising the Warrants evidenced hereby as herein provided shall be entitled to receive for the Exercise Price, in addition to one (1) Warrant for each two (2) common shares held, such additional share or shares of stock or other securities or property as the Registered Holder would have received in the form of such dividend if he had been the holder of record of such Warrant on the record date for the determination of common stockholders entitled to receive such dividend.

(b) If the Company shall, while any Warrants evidenced hereby remain in force, effect a recapitalization of such character that the Shares covered hereby shall be changed into or become exchangeable for a larger or smaller number of shares, then thereafter, the number of Shares which the Registered Holder shall be entitled to purchase hereunder, shall be increased or decreased, as the case may be, in direct proportion to the increase or decrease in the number of Shares of the Company by reason of such recapitalization, and the Exercise Price (per Share) shall in the case of an increase in the number of Shares be proportionately reduced, and in the case of a decrease in the number of shares be proportionately increased.

(C) In case of any reorganization of the Company (or any other corporation the stock or other securities of which are at the time receivable upon exercise of a Warrant) or in case the Company (or any such other corporation) shall merge into or with or consolidate with another corporation or convey all or substantially all of its assets to another corporation or enter into a business combination of any form as a result of which the Share or other securities receivable upon exercise of a Warrant are converted into other stock or securities of the same or another corporation, then and in each such case, the Registered Holder of a Warrant, upon exercise of the purchase right at any time after the consummation of such reorganization, consolidation, merger, conveyance or combination, shall be entitled to receive, in lieu of the Shares or other securities to which such Registered Holder would have been entitled had he exercised the purchase right immediately prior thereto, such stock and securities which such Registered Holder would have owned immediately after such event with respect to the Shares and other securities for which a Warrant may have been exercised immediately before such event had the Registered Holder exercised the Warrant immediately prior to such event.

The Company shall mail to the holder of this Certificate, at least twenty
(20) days prior to any Adjustment Event, a notice specifying the date of which any such Adjustment Event is to occur together with a description thereof.

In each case of an adjustment in the Shares or other securities receivable upon the exercise of a Warrant, the Company shall promptly notify the Registered Holder of such adjustment. Such notice shall set forth the facts upon which such adjustment is based.


7. Reduction in Exercise Price at Company's Option. The Company's Board of Directors, may, at its sole discretion, reduce the Exercise Price of the Warrants in effect at any time either for the life of the Warrants or any shorter period of time determined by the Company's Board of Directors. The Company shall promptly notify the Registered Holders of any such reduction in the Exercise Price.

8. Notices. All notices, demands, elections or requests (however characterized or described) required or authorized hereunder shall be deemed given sufficiently if in writing and sent by registered or certified mail, return receipt requested and postage prepaid, or by facsimile or telegram to the Company, at its principal executive office, and to the Registered Holder, at the address of such holder as set forth on the books maintained by the Company.

9. General Provisions. This Warrant Certificate shall be construed and enforced in accordance with, and governed by, the laws of the State of Texas, where the Company maintains executive offices. Except as otherwise expressly stated herein, time is of the essence in performing hereunder. The headings of this Warrant Certificate are for convenience in reference only and shall not limit or otherwise affect the meaning hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed as of this the 31st day of March, 1999.

                                       GOLDEN TRIANGLE INDUSTRIES, INC.



                                        /s/   KENNETH OWENS
                                       By: Kenneth Owens
                                       Its: President

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IF YOU WISH TO EXERCISE WARRANTS TO PURCHASE COMMON SHARES PLEASE FILL OUT
AND RETURN THIS PAGE ALONG WITH THE FRONT PAGE OF THE WARRANT CERTIFICATE (page showing certificate number and number of warrants). Mail to: Golden
Triangle Industries, Inc., 104 Fossil Court, Springtown, Texas   76082.  If
you choose to transfer the warrants to a different name, please use the Form Assignment on page 6.

TO: Golden Triangle Industries, Inc.

I would like to exercise Warrant Certificate No. 99 -       to purchase
      shares of Common Stock of Golden Triangle Industries, Inc.  Enclosed
is my check for          ($5.00 per share).




Dated:
                                       Signature(s) of Owner(s)


IF YOU ARE EXERCISING WARRANTS TO PURCHASE COMMON SHARES WHICH WILL REMAIN IN THE SAME NAME WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IT IS NOT NECESSARY TO FILL OUT THE FOLLOWING FORM ASSIGNMENT. PLEASE USE THIS FORM ONLY IF YOU WISH TO TRANSFER WARRANTS OR SHARES TO BE PURCHASED OUT OF YOUR NAME TO A DIFFERENT NAME AND BE SURE TO HAVE SIGNATURE MEDALLION STAMP GUARANTEED BY A BANK OR BROKERAGE FIRM (NOT A NOTARY).

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common
TEN ENT - as tenants by the entireties
JT TEN - as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT -         Custodian          under Uniform Gifts to
                    (Cust)            (Minor)
                    Minors Act
                               (State)
Additional abbreviations may also be used though not in the above list.

                              FORM ASSIGNMENT

To be executed by the Registered Holder if he desires to assign Warrants
evidenced by the             within Warrant Certificate.

FOR VALUE RECEIVED,                  hereby sells, assigns and transfers
unto

(Please print or typewrite name, address, and social security number of assignee)
(       ) Warrants, evidenced by the within Warrant Certificate, and does hereby irrevocably constitute and appoint attorney, to transfer the said Warrants evidenced by the within Warrant Certificate on the books of the Company, with full power of substitution.

Dated:
                                       Signature of Owner(s)

                                       Printed Name:

NOTICE: The above signature must correspond with the name as written upon the face of the Warrant Certificate in every particular, without alteration or enlargement or any charge whatsoever.

SIGNATURE(S) GUARANTEED:


THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO SEC RULE 17Ad-15.

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EXHIBIT 23.1

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Golden Triangle Industries, Inc.
Sugar Land, Texas

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement of our report dated February 18, 1998, relating to the consolidated financial statements of Golden Triangle Industries, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.


 /s/ BDO SEIDMAN, LLP
BDO Seidman, LLP

Denver, Colorado
March 17, 1999

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EXHIBIT 23.2

            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Golden Triangle Industries, Inc.
Sugar Land, Texas

We hereby consent to the incorporation by reference in the prospectus constituting a part of this Registration Statement of our report dated March 16, 1997, relating to the consolidated financial statements of Golden Triangle Industries, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1997.

We are no longer independent with regard to the Registrant.


 /s/ ROBERT EARLY & CO., P.C.
Robert Early & Co., P.C.

Abilene, Texas
March 17, 1999